Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introductory Note

On March 13, 2024, Rafael Holdings, Inc. (“Rafael”, “Parent”, or the “Company”), Cornerstone Pharmaceuticals, Inc. (“Cornerstone”), and other holders of debt and equity securities of Cornerstone agreed to various transactions which effected a recapitalization and restructuring of Cornerstone, (as such term is defined in Note 1 to this Unaudited Pro Forma Condensed Consolidated Financial Information, the “Restructuring”). In the Restructuring, Rafael obtained shares of common stock of Cornerstone (“Cornerstone Common Stock” or “Common Stock of Cornerstone”) that gave the Company control over approximately 67% of the outstanding equity of Cornerstone (the “Acquisition”). For accounting purposes, Rafael was determined to be the acquirer, as the Company has been determined to be the primary beneficiary of Cornerstone, a Variable Interest Entity (“VIE”), in accordance with ASC 810, Consolidation (“ASC 810”), as further discussed in Note 1 below.

RP Finance LLC (“RP Finance”), an entity in which the Company owns a 37.5% equity interest (previously accounted for as an equity method investment of Rafael), and in which an entity associated with members of the family of Howard Jonas holds an additional 37.5% equity interest, holds debt and equity investments in Cornerstone (which is included in the Company’s equity ownership interest in Cornerstone noted above). In conjunction with the Restructuring and Acquisition, the Company reassessed its relationship with RP Finance, and as a result determined that RP Finance is still a VIE and that the Company became the primary beneficiary of RP Finance as the Company now holds the ability to control Cornerstone’s repayment of the RPF Line of Credit (as defined in Note 1) to RP Finance which directly impacts RP Finance’s economic performance. Therefore, following the Restructuring and Acquisition, the Company consolidates RP Finance (the “RP Finance Consolidation”).

Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma condensed combined financial statements have been prepared to present the combination of the historical financial statements of Rafael and the historical financial statements of Cornerstone, after giving effect to the Restructuring, the Acquisition, and the RP Finance Consolidation. The unaudited pro forma condensed combined financial information includes (all financial information is prepared in accordance with U.S. GAAP):

(a) The unaudited pro forma condensed combined balance sheet as of October 31, 2023, combines (i) the unaudited balance sheet of Cornerstone as of October 31, 2023, as derived from its historical financial statements included in Exhibit No. 99.2 to this Form 8-K amendment and (ii) the unaudited consolidated balance sheet of Rafael as of October 31, 2023, as filed on Rafael’s Form 10-Q with the SEC on December 14, 2023, and gives pro forma effect to the Restructuring, Acquisition, and RP Finance Consolidation as if they had collectively been completed on October 31, 2023.

(b) The unaudited pro forma condensed combined statement of operations for the three month period ended October 31, 2023 combines (i) the unaudited statement of operations of Cornerstone for the three month period ended October 31, 2023, as derived from its historical financial statements included in Exhibit No. 99.2 to this Form 8-K amendment and (ii) the unaudited interim consolidated statement of operations of Rafael for the three month period ended October 31, 2023, as filed on Rafael’s Form 10-Q with the SEC on December 14, 2023, and gives pro forma effect to the Restructuring, Acquisition, and RP Finance Consolidation as if they had collectively occurred on August 1, 2022.

(c) The unaudited pro forma condensed combined statement of operations for the year ended July 31, 2023 combines (i) the audited statement of operations of Cornerstone for the year ended July 31, 2023, as derived from its historical financial statements included in Exhibit No. 99.1 to this Form 8-K amendment and (ii) the audited consolidated statement of operations of Rafael for the year ended July 31, 2023, as filed on Rafael’s Form 10-K with the SEC on October 30, 2023, and gives pro forma effect to the Restructuring, Acquisition, and RP Finance Consolidation as if they had collectively occurred on August 1, 2022.

The unaudited pro forma condensed combined financial information should be read in conjunction with the audited and unaudited historical financial statements and related notes of Cornerstone and Rafael, as referred to above. Further review may identify differences between the accounting policies of Cornerstone and Rafael that, when the Cornerstone policies are conformed to those of Rafael, could have a material impact on the financial statements of the combined company. At this time, Cornerstone and Rafael are not aware of any accounting policy differences that would have a material impact on the unaudited pro forma condensed combined financial information of the combined company. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. The unaudited pro forma condensed combined financial statements and pro forma adjustments have been prepared based on preliminary estimates of fair value of consideration, noncontrolling interests, and assets acquired and liabilities assumed. Differences between these preliminary estimates and the final accounting are likely to occur and these differences could be material as compared to the accompanying unaudited pro forma condensed combined financial statements and the combined companies’ future results of operations and financial position.

The unaudited pro forma condensed combined financial information is provided for illustrative and information purposes only and is not intended to represent or necessarily be indicative of the combined company’s results of operations or financial condition had the Restructuring, the Acquisition, and the RP Finance Consolidation been completed on the dates indicated, nor do they purport to project our results of operations or financial condition for any future period or as of any future date. The unaudited pro forma condensed combined financial information does not include any cost savings or operating synergies, which may be realized subsequent to the combination, or the impact of any integration-related items. Moreover, the pro forma adjustments represent best estimates based upon the information available to date and are preliminary and subject to change after more detailed information is obtained.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF OCTOBER 31, 2023

(in thousands, except share and per share data)

	Rafael	Cornerstone	Transaction Accounting Adjustments
	Holdings, Inc.	Pharmaceuticals, Inc.	Restructuring Adjustments		Acquisition of Cornerstone		RP Finance Consolidation		Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$13,197	$3,414	$1,500	E	$—		$—		$16,611
			(1,500)	E1
Available-for-sale securities	58,894	—	—		—		—		58,894
Marketable securities	—	79	—		—		—		79
Interest receivable	420	—	—		—		—		420
Due from Cornerstone - 2023 Promissory Note	1,858	—	(1,858)	C1	—		—		—
Accounts receivable, net of allowance for doubtful accounts	231	—	—		—		—		231
Prepaid expenses and other current assets	2,866	144	—		—		—		3,010
Total current assets	77,466	3,637	(1,858)		—		—		79,245

Property and equipment, net	1,671	21	—		—		—		1,692
Deferred debt issuance costs	—	9,763	(9,763)	F	(4,603)	H	—		—
			4,603	F
Due from Cornerstone - RPF Line of Credit	—	—	—		—		15,336	K1	—
							(15,336)	L
Due from Cornerstone - RFL Line of Credit	—	—	29,753	B1	—		—		—
			(29,753)	B1
Investments - Cornerstone Pharmaceuticals	—	—	—	A1	(33,111)	H	4,931	K1	—
			29,753	B1			(4,931)	L
			1,858	C1
			1,500	E1
Investments – Hedge Funds	2,318	—	—		—		—		2,318
Investment - Day Three Labs Inc.	2,581	—	—		—		—		2,581
Investments - Cyclo Therapeutics Inc.	9,849	—	—		—		—		9,849
In-process research and development	1,575	—	—		—		—		1,575
Other assets	42	55	—		—		—		97
TOTAL ASSETS	$95,502	$13,476	$26,093		$(37,714)		$—		$97,357

LIABILITIES AND EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$471	$2,391	$—		$—		$—		$2,862
Accrued expenses	325	4,691	(3,863)	D	$—		$—		1,980
			(23)	D1
			428	G
			422	G1
Deferred officers’ salaries	—	27	$—		$—		—		27
Advances payable to related parties	—	1,289	$—		$(720)	J	—		569
RFL Line of Credit	—	29,753	(29,753)	B	$—		—		—
2023 Promissory Note payable	—	2,091	(2,091)	C	$—		—		—
Series C Convertible Notes	—	12,189	(11,506)	D	—		—		613
			(70)	D1
Other current liabilities	115	28	—		—		—		143
Due to related parties	23	—	—		—		—		23
Total current liabilities	934	52,459	(46,456)		(720)		—		6,217

Other liabilities	56	27	—		—		—		83
Fortrea payable	—	8,542	—		(5,797)	H	—		2,745
Series C Convertible Notes L/T	—	—	93	D1	(23)	H	—		70
RPF Line of Credit	—	21,875	—		(6,539)	H	(15,336)	L	—
Derivative liabilities	—	5,190	(5,190)	F	—		—		—
TOTAL LIABILITIES	990	88,093	(51,553)		(13,079)		(15,336)		9,115

EQUITY (DEFICIT)
Class A common stock, $0.01 par value; 35,000,000 shares authorized, 787,163 shares issued and outstanding as of October 31, 2023	8	—	—		—		—		8
Class B common stock, $0.01 par value; 200,000,000 shares authorized, 23,882,117 issued and 23,668,315 outstanding (excluding treasury shares of 50,700) as of October 31, 2023	238	—	—		—		—		238
Cornerstone Convertible Preferred Stock, $0.001 par value	—	97	(97)	A	—		—		—
Cornerstone Common Stock, $0.01 par value	—	24	97	A	(652)	H	—		—
			301	B
			21	C
			157	D
			15	E
			37	F
Additional paid-in capital	265,487	190,212	29,452	B	(256,678)	H	7,600	K1	280,135
			2,070	C	8,897	H	(1,849)	L
			33,466	D
			1,485	E
			4,566	F
			(4,573)	F
Accumulated deficit	(170,971)	(264,950)	—	A1	283,632	H	—		(200,059)
			29,753	B1	(58,997)	I
			(142)	C1	720	J
			(18,254)	D
			(428)	G
			(422)	G1
Treasury stock, at cost; 50,700 and 0 Class B shares as of October 31, 2023	(79)	—	—		—		—		(79)
Accumulated other comprehensive loss related to unrealized loss on available-for-sale securities	(146)	—	142	C1	—		—		(4)
Accumulated other comprehensive income related to foreign currency translation adjustment	3,668	—	—		—		—		3,668
Total equity	98,205	(74,617)	77,646		(23,078)		5,751		83,907
Non-controlling interest	(3,693)		—		27,501	H	12,667	K1	4,335
					(29,058)	I	(3,082)	L
TOTAL EQUITY (DEFICIT) ATTRIBUTABLE TO PARENT	94,512	(74,617)	77,646		(24,635)		15,336		88,242
TOTAL LIABILITIES AND EQUITY (DEFICIT)	$95,502	$13,476	$26,093		$(37,714)		$—		$97,357

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED OCTOBER 31, 2023

(in thousands, except share and per share data)

	Rafael	Cornerstone	Transaction Accounting Adjustments
	Holdings, Inc.	Pharmaceuticals, Inc.	Restructuring Adjustments		Acquisition of Cornerstone		RP Finance Consolidation	Pro Forma Combined
REVENUE
Rental – Third Party	$41	$—	$—		$—		$—	$41
Rental – Related Party	27	—	—		—		—	27
Total revenue	$68	$—	$—		$—		$—	$68

COSTS AND EXPENSES
General and administrative	$2,040	$729	$(397)	GG	$—		$—	$2,372
Research and development	489	1,277	—		—		—	1,766
Depreciation and amortization	17	—	—		—		—	17
Loss from operations	$(2,478)	$(2,006)	$397		$—		$—	$(4,087)

Interest expense	—	(2,661)	575	BB	(150)	HH	—	(150)
			38	CC
			101	DD
			(1)	DD1
			1,948	FF
Interest income	582	1	(38)	CC1	—		—	545
Realized gain on available-for-sale securities	177	—	—		—		—	177
Realized loss on investment in equity securities	(46)	—	—		—		—	(46)
Realized gain - Cyclo Therapeutics Inc.	424	—	—		—		—	424
Unrealized loss on investments - Cyclo Therapeutics Inc.	(2,124)	—	—		—		—	(2,124)
Unrealized loss on investments - Hedge Funds	(166)	—	—		—		—	(166)
Change in fair value of derivative liabilities	—	(1,358)	1,358	FF	—		—	—
Foreign exchange loss	—	(43)	—		—		—	(43)
Gain on forgiveness of accounts payable	—	2,101	—		—		—	2,101
Other income	93	—	—		—		—	93
Loss from operations before income taxes	$(3,538)	$(3,966)	$4,378		$(150)		$—	$(3,275)
Benefit from (provision for) income taxes	(6)	—	—		—		—	(6)
Equity in loss of Day Three Labs Inc.	(216)	—	—		—		—	(216)
Consolidated net loss from operations	$(3,760)	$(3,966)	$4,378		$(150)		$—	$(3,497)
Net loss attributable to noncontrolling interests	(122)	—	—		(32)	JJ	—	(154)
Net loss from operations attributable to Parent	$(3,638)	$(3,966)	$4,378		$(182)		$—	$(3,407)

Loss per share attributable to common stockholders
Basic and diluted loss from operations per share	$(0.15)							$(0.14)
Weighted average number of shares used in calculation of loss per share
Basic and diluted	23,644,647							23,644,647

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JULY 31, 2023

(in thousands, except share and per share data)

			Transaction Accounting Adjustments
	Rafael Holdings, Inc.	Cornerstone Pharmaceuticals, Inc.	Restructuring Adjustments		Acquisition of Cornerstone		RP Finance Consolidation	Pro Forma Combined
REVENUE
Rental – Third Party	$171	$—	$—		$—		$—	$171
Rental – Related Party	108	—	—		—		—	108
Total revenue	$279	$—	$—		$—		$—	$279

COSTS AND EXPENSES
General and administrative	$8,932	$2,796	$1,247	GG	$—		$—	$12,975
In-process research and development	—	—	—		88,055	II	—	88,055
Research and development	6,312	8,238	—		—		—	14,550
Depreciation and amortization	78	—	—		—		—	78
Loss from operations	$(15,043)	$(11,034)	$(1,247)		$(88,055)		$—	$(115,379)

Interest expense	—	(12,390)	4,178	BB	(596)	HH	—	(624)
			53	CC
			403	DD
			(3)	DD1
			7,730	FF
Interest income	3,253	5	(53)	CC1	—		—	3,205
Impairment of investments - Other Pharmaceuticals	(334)	—	—		—		—	(334)
Realized gain (loss) on available-for-sale securities	154	—	—		—		—	154
Realized gain on investment in equity securities	309	—	—		—		—	309
Unrealized gain on investment in equity securities	33	—	—		—		—	33
Unrealized gain on investments - Cyclo Therapeutics Inc.	2,663	—	—		—		—	2,663
Unrealized gain (loss) on investments - Hedge Funds	220	—	—		—		—	220
Change in fair value of derivative liabilities	—	21,702	(21,702)	FF	—		—	—
Recovery of receivable from Cornerstone Pharmaceuticals pursuant to RFL Line of Credit	—	—	29,753	BB1	—		—	29,753
Gain on forgiveness of loan	—	815	—		—		—	815
Loss from continuing operations before income taxes	$(8,745)	$(902)	$19,112		$(88,651)		$—	$(79,185)
Benefit from income taxes	255	5,096	—		—		—	5,351
Equity in loss of Day Three Labs Inc.	(203)	—	—		—		—	(203)
Net (loss) income from continuing operations	$(8,693)	$4,194	$19,112		$(88,651)		$—	$(74,037)
Net loss attributable to noncontrolling interests	(339)	—	—		(30,924)	JJ	—	(31,263)
Net (loss) income from continuing operations attributable to Parent	$(8,354)	$4,194	$19,112		$(57,727)		$—	$(42,774)

Loss per share attributable to common stockholders
Basic and diluted loss from continuing operations per share	(0.36)							(1.84)
Weighted average number of shares used in calculation of loss per share
Basic and diluted	23,263,211							23,263,211

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Description of the Restructuring, Acquisition, and RP Finance Consolidation

Background

On March 13, 2024, Rafael Holdings, Inc. (“Rafael”, “Parent”, or the “Company”), Cornerstone Pharmaceuticals, Inc. (“Cornerstone”), and other holders of debt and equity securities of Cornerstone agreed to various transactions which effected a recapitalization and restructuring of Cornerstone (the “Restructuring”), as defined below. In the Restructuring, Rafael obtained shares of Cornerstone Common Stock that gave the Company control over approximately 67% of the outstanding equity of Cornerstone (the “Acquisition”). For accounting purposes, Rafael was determined to be the acquirer, as the Company has been determined to be the primary beneficiary of Cornerstone, a VIE, in accordance with ASC 810. For Rafael, the Acquisition is the result of the Restructuring of Cornerstone.

Prior to the Restructuring of Cornerstone, Rafael (individually and together with its subsidiaries, and through an equity method investment in RP Finance) held certain debt and equity investments in Cornerstone which included:

(a) 44.0 million shares of Series D Preferred Stock of Cornerstone held by Pharma Holdings LLC (“Pharma Holdings”), a 90% owned non-operating subsidiary of the Company, and 16.7 million shares of Series D Preferred Stock of Cornerstone held by CS Pharma Holdings LLC (“CS Pharma”), a non-operating subsidiary of the Company (the “Series D Preferred Stock”). Pharma Holdings owns 50% of CS Pharma. Accordingly, the Company holds an effective 45% indirect interest in the assets held by CS Pharma. Due to the Data Events (as defined below), the Company previously recorded a full impairment of the value of the Series D Preferred Stock included in the Company’s cost method investment in Cornerstone.

(b) a loan of $25 million by the Company to Cornerstone under a Line of Credit Agreement (the “RFL Line of Credit”). Due to the Data Events (as defined below), the Company previously recorded a full reserve on the $25 million in principal due to the Company, and on the accrued interest, from Cornerstone.

(c) a $2 million Promissory Note (the “2023 Promissory Note”) from Cornerstone, bearing interest at a rate of seven and one-half percent (7.5%) per annum, held by the Company. The 2023 Promissory Note is secured by a first priority security interest in all of Cornerstone’s right, title and interest in and to all of the tangible and intangible assets purchased by Cornerstone pursuant to the purchase agreement between Cornerstone and Calithera Biosciences, Inc. (“Calithera”), a clinical-stage, precision oncology biopharmaceutical company developing targeted therapies to redefine treatment for biomarker-specific patient populations, and all proceeds therefrom and all rights to the data related to CB-839 (the “Collateral”). The Company had $1.9 million, representing the fair value of the 2023 Promissory Note, recorded on its balance sheet as of October 31, 2023.

(d) a loan of $21.9 million by RP Finance to Cornerstone under a Line of Credit Agreement which provides a revolving commitment of up to $50 million to fund clinical trials and other capital needs (the “RPF Line of Credit”). The Company owns 37.5% of the equity interests in RP Finance and was required to fund 37.5% of funding requests from Cornerstone Pharmaceuticals under the RPF Line of Credit. RP Finance also holds 2.6 million shares, pre-Reverse Stock Split, of Cornerstone Common Stock (“RPF Historical Cornerstone Shares”), issued to RP Finance in connection with entering into the RPF Line of Credit representing 12% of the issued and outstanding shares of Cornerstone Common Stock prior to the Restructuring, with such ownership interest subject to anti-dilution protection as set forth in the RPF Line of Credit agreement. The Company accounted for its investment in RP Finance under the equity method.

On October 28, 2021, Cornerstone announced that the AVENGER 500 Phase 3 clinical trial for CPI-613® (“devimistat”), Cornerstone’s lead product candidate, did not meet its primary endpoint of significant improvement in overall survival in patients with metastatic adenocarcinoma of the pancreas. In addition, following a pre-specified interim analysis, the independent data monitoring committee for the ARMADA 2000 Phase 3 study for devimistat recommended the trial to be stopped due to a determination that it was unlikely to achieve the primary endpoint (the “Data Events”). Due to the Data Events, on October 28, 2021, the Company recorded a full impairment for the assets recorded related to Rafael’s cost method investment in Cornerstone, the amounts due to Rafael under the RFL Line of Credit, and its investment in RP Finance.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Restructuring of Cornerstone

On March 13, 2024, Cornerstone completed the Restructuring. As part of the Restructuring:

(i) all issued and outstanding shares of Cornerstone’s Preferred Stock converted into Cornerstone Common Stock (the “Mandatory Common Conversion”) on a one-for-one basis;

(ii) Cornerstone offered shares of Cornerstone Common Stock to all holders of Cornerstone’s promissory notes convertible into the Cornerstone Series C Preferred Stock (the “Series C Convertible Notes”) who are Accredited Investors with the purchase price to be paid through conversion of the outstanding principal amount and accrued interest on their Series C Convertible Notes held by each holder into Cornerstone Common Stock at the Restructuring Conversion Price, as defined below (the “Series C Convertible Notes Exchange”). The Company notes that approximately 94% of the Series C Convertible Notes participated in the Series C Convertible Notes Exchange, such that $15.4 million of principal and accrued interest outstanding on the Series C Convertible Notes was converted into shares of Cornerstone Common Stock at the agreed upon price of $0.97 per share, post-Reverse Stock Split, (the “Restructuring Conversion Price”, which is calculated against the outstanding principal balance and unpaid interest through July 31, 2023 for debt instruments) in the Restructuring. Series C Convertible Notes with an aggregate principal and accrued interest amount of $0.9 million remain outstanding, of which Series C Convertible Notes with an aggregate principal and accrued interest amount of $93 thousand were amended in the Restructuring to (i) extend the maturity date thereof to May 31, 2028, and (ii) provide that, on conversion thereof, the converting holder will receive shares of Cornerstone Common Stock. The holders of these amended Series C Convertible Notes that remain outstanding waived such holders’ rights in connection with the Restructuring. Series C Convertible Notes with an aggregate principal and accrued interest amount of $0.8 million remain outstanding and were not amended in connection with the Restructuring;

(iii) Rafael converted (i) the approximately $29.2 million of the outstanding principal and accrued interest under the RFL Line of Credit and (ii) the approximately $2.1 million of the outstanding principal and accrued interest pursuant to the 2023 Promissory Note into Cornerstone Common Stock at the Restructuring Conversion Price;

(iv) Cornerstone and RP Finance amended the RPF Line of Credit, to (i) extend the maturity date of the approximately $21.9 million debt outstanding thereunder to May 31, 2028, (ii) limit the number of shares to be issued thereunder in respect of anti-dilution protection provided for therein in connection with the Restructuring so that following the Restructuring, RP Finance holds six percent (6%) of the outstanding Common Stock of Cornerstone (the “RPF 6% Top Up Shares”), (iii) terminate any anti-dilution protection in respect of such ownership interest following consummation of the Restructuring, and (iv) terminate all future lending obligations of RP Finance under the RPF Line of Credit (collectively, the “Amended RPF Line of Credit”);

(v) Rafael invested an additional $1.5 million in cash in exchange for shares of Cornerstone Common Stock at the Restructuring Conversion Price;

(vi) Cornerstone amended and restated its certificate of incorporation, to, among other things, effect a reverse split of all of Cornerstone’s capital stock on a ten-for-one basis (the “Reverse Stock Split”), set the number of authorized shares of Cornerstone Common Stock to be sufficient for issuance of the Common Stock in the Restructuring and eliminate the authorized Preferred Stock not required to be authorized as a result of the Mandatory Common Conversion;

(vii) Cornerstone amended prior agreements in place giving certain parties rights to designate members of the Board and those rights have been eliminated. All directors are elected by the Cornerstone stockholders and as the majority stockholder, Rafael, can control that vote. The Company has entered into a voting agreement (the “Voting Agreement”) whereby Rafael has agreed to maintain 3 directors of Cornerstone that are independent of Rafael.; and

(viii) Cornerstone increased the available reserve of Cornerstone Common Stock for grant to employees, consultants and other service providers to approximately 10% of Cornerstone’s capital stock following the Restructuring, the Mandatory Common Conversion and the Reverse Stock Split (the “Reserve Increase”).

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Acquisition of Cornerstone

As a result of the Restructuring, Rafael became a 67% owner of the issued and outstanding Common Stock of Cornerstone, which has become a consolidated subsidiary of Rafael. The Acquisition is accounted for as an acquisition of a VIE that is not a business in accordance with U.S. GAAP. The Company was determined to be the accounting acquirer for financial reporting purposes. The guidance requires an initial screen test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single asset or group of similar assets. If that screen test is met, the acquired entity is not a business for financial reporting purposes. Accordingly, the Acquisition is being accounted for as an asset acquisition as substantially all of the fair value of Cornerstone’s gross assets is concentrated within in-process research and development (“IPR&D”), an intangible asset.

Under ASC 810, the initial consolidation of a VIE shall not result in goodwill being recognized, and the acquirer shall recognize a gain or loss for the difference of (a) the sum of (i) the fair value of any consideration paid, (ii) the fair value of any noncontrolling interests, and (iii) the reported amount of any previously held interests, and (b) the net amount of the VIE’s identifiable assets and liabilities recognized and measured in accordance with ASC 805, Business Combinations (“ASC 805”). In accordance with the calculation within ASC 810, no gain or loss was recognized on the Acquisition of Cornerstone.

RP Finance Consolidation

RP Finance, an entity in which the Company owns a 37.5% equity interest (previously accounted for as an equity method investment of Rafael), and in which an entity associated with members of the family of Howard Jonas holds an additional 37.5% equity interest, holds debt and equity investments in Cornerstone (which is included in the Company’s equity ownership interest in Cornerstone noted above). In conjunction with the Acquisition, the Company reassessed its relationship with RP Finance and, as a result of the Restructuring and resulting Acquisition of Cornerstone, determined that RP Finance is still a VIE and that the Company is now considered the primary beneficiary of RP Finance as the Company now holds the ability to control repayment of the RPF Line of Credit, which directly impacts RP Finance’s economic performance. Therefore, the Company has consolidated RP Finance as a result of the Acquisition (the “RP Finance Consolidation”). The RP Finance Consolidation is accounted for as an acquisition of a VIE that is not a business in accordance with U.S. GAAP as RP Finance does not meet the definition of a business under U.S. GAAP.

Under ASC 810, the initial consolidation of a VIE shall not result in goodwill being recognized, and the acquirer shall recognize a gain or loss for the difference of (a) the sum of (i) the fair value of any consideration paid, (ii) the fair value of any noncontrolling interests, and (iii) the reported amount of any previously held interests, and (b) the net amount of the VIE’s identifiable assets and liabilities recognized and measured in accordance with ASC 805, Business Combinations (“ASC 805”). The resulting gain on the RP Finance Consolidation of approximately $7.6 million has been included as an adjustment to additional paid-in capital in the unaudited pro forma condensed combined balance sheet as of October 31, 2023. The estimated related gain is based on the reported amount of Rafael’s previously held interests in RP Finance, a preliminary estimated fair value of noncontrolling interest, and the net amount of RP Finance’s identifiable assets and liabilities and may differ materially once the final fair value is determined.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 2. Basis of Presentation

In preparing the pro forma financial statements, Cornerstone’s and RP Finance’s assets and liabilities are preliminarily measured and recognized based on their estimated fair values as of the date of the Acquisition and the RP Finance Consolidation, respectively, with any value associated with IPR&D with no alternative use recorded as an expense. The fair value measurements utilize estimates based on key assumptions of the Acquisition and the RP Finance Consolidation, including historical and current market data. The unaudited pro forma adjustments included herein are preliminary and will be adjusted as additional information becomes available and as additional analyses are performed.

The unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of Article 11 of Regulation S-X. The unaudited proforma condensed combined balance sheet as of October 31, 2023 was prepared using the historical consolidated balance sheets of Rafael and Cornerstone as of October 31, 2023 and gives effect to the Restructuring, the Acquisition, and the RP Finance Consolidation as if they had collectively been completed on October 31, 2023. The unaudited pro forma condensed combined statements of operations for the three months ended October 31, 2023 and the year ended July 31, 2023 were prepared using the historical consolidated statements of operations of Rafael and Cornerstone for the three months ended October 31, 2023 and the year ended July 31, 2023, respectively, and gives effect to the Restructuring, the Acquisition, and the RP Finance Consolidation as if they had collectively been completed on August 1, 2022.

The pro forma adjustments reflecting the consummation of the Restructuring, the Acquisition, and the RP Finance Consolidation are based on currently available information and certain assumptions and methodologies that Rafael management believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is possible that the actual adjustments will differ from the pro forma adjustments, and it is possible that the differences may be material. Rafael management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Restructuring, the Acquisition, and the RP Finance Consolidation based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Restructuring, the Acquisition, and the RP Finance Consolidation. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Restructuring, the Acquisition, and the RP Finance Consolidation taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and notes thereto of Rafael and Cornerstone.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 3. Accounting Policies and Description of Transactions

In connection with the consummation of the Acquisition and the RP Finance Consolidation, management will perform a comprehensive review of the entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when the Cornerstone policies are conformed to those of Rafael, could have a material impact on the financial statements of the Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Cornerstone Preferred Stock Conversion

In connection with the Restructuring, each outstanding share of Cornerstone Preferred Stock has been converted into shares of Cornerstone Common Stock on a one-for-one basis. Rafael’s interest in the Series D Preferred Stock of Cornerstone prior to the Restructuring represents a previously held interest in Cornerstone, which is included in the measurement of the resulting gain/loss recorded on the Acquisition at its reported amount, or $0, in accordance with ASC 810-10-30-4.

RFL Line of Credit and 2023 Promissory Note Conversion

In connection with the Restructuring, Rafael converted $29.2 million of principal and accrued interest outstanding on the RFL Line of Credit and $2.1 million of principal and accrued interest outstanding on the 2023 Promissory Note into shares of Cornerstone Common Stock at the Restructuring Conversion Price. The conversion of the RFL Line of Credit, inclusive of accrued interest, into equity in Cornerstone represents a recovery of a previously written off asset, and the Company recorded the recovery in accordance with ASC 326, Financial Instruments - Credit Losses (“ASC 326”), by recognizing a gain, in conjunction with and immediately prior to the Restructuring equal to the fair value of the Cornerstone Common Stock, up to the amount of principal and accrued interest on the instrument, that was received in settlement of the RFL Line of Credit in connection with the Restructuring. Prior to the Restructuring, the Company recorded the 2023 Promissory Note at its fair value as the security was classified as available-for-sale. The RFL Line of Credit and 2023 Promissory Note are included in the consideration paid at their fair values (which was deemed to be the fair value of the Cornerstone Common Stock received) in the Acquisition in accordance with ASC 810-10-30-4.

Cornerstone Series C Convertible Notes Conversion

In connection with the Restructuring, $15.4 million of the outstanding principal and accrued interest of Cornerstone Series C Convertible Notes converted into Cornerstone Common Stock at the Restructuring Conversion Price. After the Restructuring, there is $0.9 million of outstanding principal and accrued interest on Cornerstone Series C Convertible Notes that remain outstanding, of which Series C Convertible Notes with an aggregate principal and accrued interest amount of $93 thousand were amended in the Restructuring to (i) extend the maturity date thereof to May 31, 2028, and (ii) provide that, on conversion thereof, the converting holder will receive shares of Cornerstone Common Stock. The holders of these amended Series C Convertible Notes that remain outstanding waived such holders’ rights in connection with the Restructuring. Series C Notes with an aggregate principal and accrued interest amount of $0.8 million remain outstanding and were not amended in connection with the Restructuring;

Investment of $1.5 million Cash

In connection with the Restructuring, Rafael paid $1.5 million in cash in exchange for Cornerstone Common Stock at the Restructuring Conversion Price. This $1.5 million investment is included in the consideration paid in the Acquisition in accordance with ASC 810-10-30-4.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

RPF Line of Credit Modification

In connection with the Restructuring, Cornerstone and RP Finance amended the RPF Line of Credit agreement with RP Finance to extend the maturity date of the RPF Line of Credit to May 31, 2028, provide the RPF 6% Top Up Shares, terminate any anti-dilution protection in respect of such ownership interest, and terminate all future lending obligations of RP Finance under the RPF Line of Credit following consummation of the Restructuring.

In conjunction with the Restructuring and prior to the RP Finance Consolidation, RP Finance accounted for the Amended RPF Line of Credit as an extinguishment in accordance with ASC 310, Receivables (“ASC 310”). Under ASC 310, RP Finance concluded that the modification was more than minor and that the Amended RPF Line of Credit should be accounted for as a new loan. As RP Finance had recorded a full reserve on the instrument, there were no unamortized debt issuance costs or interest income recognized relating to the original debt instrument and therefore, no impact to RP Finance’s income statement in extinguishing the original RPF Line of Credit. RP Finance then considered whether a reserve is required for the Amended RPF Line of Credit under the guidance of ASC 450-20, Loss Contingencies (“ASC 450-20”), as the instrument is excluded from the scope of ASC 326, Financial Instruments - Credit Losses, due to RP Finance and Cornerstone being under common control as a result of the Restructuring, the Acquisition, and the RP Finance Consolidation. Pursuant to ASC 450-20, if a loss is probable and reasonably estimable, a loss contingency must be recorded. RP Finance concluded it is probable that a loss would be incurred, and such loss is reasonably estimable given Cornerstone’s financial position prior to the Acquisition. RP Finance recorded a loss contingency under ASC 450-20 equal to the full amount of the outstanding principal and accrued interest on the Amended RPF Line of Credit. The issuance of the RPF 6% Top Up Shares resulted in an increase in RP Finance’s investment in Cornerstone and the resulting gain was recognized as an adjustment to RP Finance’s members’ equity due to the related parties involved.

Cornerstone recorded the RPF 6% Top Up Shares at par value with the excess fair value of the shares over par value recorded as additional paid in capital. In recognizing the effects of the modification, which includes the elimination of historical deferred offering costs and the elimination of the derivative liability related to anti-dilution protection under the RPF Line of Credit, Cornerstone recorded a net gain to additional paid in capital.

In conjunction with the Acquisition, Cornerstone’s liability related to the Amended RPF Line of Credit has been measured at fair value by the Company as an assumed liability. Similarly, in conjunction with the RP Finance Consolidation, RP Finance’s receivable related to the Amended RPF Line of credit, the RPF Historical Cornerstone Shares, and the RPF 6% Top Up Shares have been recognized at their fair values by the Company in accordance with ASC 810-10-30-4.

Cornerstone Reverse Stock Split

In connection with the Restructuring, Cornerstone effected a reverse stock split of all of its capital stock on a one-for-ten basis (the “Reverse Stock Split”). The effect of the Reverse Stock Split has been reflected in the stated par value of Cornerstone Common Stock in the pro forma condensed combined balance sheet as of October 31, 2023, and shares issued in the Restructuring are shown post-Reverse Stock Split in this document unless specified otherwise.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 4. Accounting Treatment for the Acquisition

As a result of the Restructuring, Rafael became a 67% majority owner of the outstanding Common Stock of Cornerstone and Rafael became the primary beneficiary of Cornerstone, a VIE that does not constitute as a business, and therefore, no goodwill has been recognized in accordance with ASC 810. The guidance states that Rafael shall initially recognize a gain or loss on the initial consolidation of Cornerstone for the difference of (a) the sum of (i) the fair value of any consideration paid, (ii) the fair value of any noncontrolling interests, and (iii) the reported amount of any previously held interests, and (b) the net amount of the VIE’s identifiable assets and liabilities recognized and measured in accordance with ASC 805.

The net amount of the VIE’s identifiable assets and liabilities recognized with respect to the Acquisition is based upon management’s preliminary estimates of and assumptions related to the fair values of assets acquired and liabilities assumed, using currently available information. For this purpose, fair value shall be determined in accordance with the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”). Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective and can involve a high degree of estimation.

The following table presents, in accordance with ASC 810, the sum of (i) the fair value of any consideration paid, (ii) the fair value of any noncontrolling interests, and (iii) the reported amount of any previously held interests (amounts in $000s):

Fair value of consideration paid
Fair value of RFL Line of Credit	$37,845
Fair value of 2023 Promissory Note	2,663
Cash consideration	1,500
(i) Total fair value of consideration paid	42,008
(ii) Fair value of noncontrolling interests	27,501
(iii) Reported value of previously held interests(1)	—
Sum of (i), (ii), and (iii)	$69,509

(1)	Rafael’s interest in the Series D Preferred Stock of Cornerstone, that was converted into Cornerstone Common Stock in the Restructuring, represents a previously held interest in Cornerstone that is included at its reported amount, or $0.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following table presents, in accordance with ASC 810, the net amount of the VIE’s identifiable assets and liabilities recognized and measured in accordance with ASC 805 (amounts in $000s):

Assets acquired and liabilities assumed
Cash	4,914
Marketable securities	79
Prepaid expenses and other current assets	144
Property and equipment, net	21
Other assets	55
Acquired In Process Research & Development	88,055
Accounts payable	(2,391)
Accrued expenses	(2,549)
Series C Convertible Notes	(613)
Other current liabilities	(28)
Series C Convertible Notes L/T	(70)
Fortrea payable	(2,745)
Amended RPF Line of Credit	(15,336)
Other liabilities	(27)
Total	$69,509

In accordance with the calculation within ASC 810, no gain or loss was recognized on the initial consolidation of Cornerstone.

To value the IPR&D, the Company utilized the Multi-Period Excess Earnings Method (“MPEEM”), under the Income Approach. The method reflects the present value of the operating cash flows generated by Cornerstone’s assets after taking into account the cost to realize the revenue, and an appropriate discount rate to reflect the time value and risk associated with the invested capital. IPR&D acquired represents Cornerstone’s research and development activities related to oncology-focused pharmaceuticals which exploit the metabolic differences between normal cells and cancer cells.

IPR&D represents the R&D asset of Cornerstone which is in-process, but not yet completed, and which has no alternative use. As the Acquisition has been accounted for as an acquisition of a VIE that is not a business, the fair value of IPR&D asset acquired with no alternative future use has been charged to expense at the acquisition date.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 5 — Accounting Treatment for the RP Finance Consolidation

As a result of the Restructuring and Acquisition, Rafael became the primary beneficiary of RP Finance, a VIE that does not constitute as a business, and therefore, no goodwill has been recognized in accordance with ASC 810. The guidance states that Rafael shall initially recognize a gain or loss on the initial consolidation of RP Finance for the difference of (a) the sum of (i) the fair value of any consideration paid, (ii) the fair value of any noncontrolling interests, and (iii) the reported amount of any previously held interests, and (b) the net amount of the VIE’s identifiable assets and liabilities recognized and measured in accordance with ASC 805.

The following table presents, in accordance with ASC 810, the sum of (i) the fair value of any consideration paid, (ii) the fair value of any noncontrolling interests, and (iii) the reported amount of any previously held interests (amounts in $000s):

(i) Fair value of consideration paid	$—
(ii) Fair value of noncontrolling interests	$12,667
(iii) Reported value of previously held interests(1)	$—
Sum of (i), (ii), and (iii)	$12,667

[1]	Rafael ownership of 37.5% of the equity interests in RP Finance, accounted for as an equity method investment prior to the RP Finance Consolidation, represents a previously held interest in Cornerstone that is included at its reported amount, or $0.

The following table presents, in accordance with ASC 810, the net amount of the VIE’s identifiable assets and liabilities recognized and measured in accordance with ASC 805 (amounts in $000s):

Assets acquired and liabilities assumed
Investments - Cornerstone Pharmaceuticals	$4,931
Due from Cornerstone - RPF Line of Credit	$15,336
Total	$20,267

In accordance with the calculation within ASC 810, a gain of $7.6 million was recognized as an adjustment to Rafael’s additional paid in capital, due to the related parties involved, on the RP Finance Consolidation.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 6. Pro Forma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effects of the Restructuring, the Acquisition, and the RP Finance Consolidation and has been prepared for informational purposes only.

The following is a description of the unaudited pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements:

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of October 31, 2023

Adjustments related to the Restructuring

Series D Preferred Stock Conversion to Cornerstone Common Stock

A.	Reflects the conversion, on a one-for-one basis, of all series of Cornerstone’s Preferred Stock, including 60,673,087 Series D Preferred Stock effectively owned by Rafael, pursuant to the Restructuring. The aggregate of Cornerstone’s Preferred Stock will convert into 9,655,425 shares, post-Reverse Stock Split, of Cornerstone’s Common Stock.

A1.	Reflects Rafael’s conversion of the 60,673,087 shares of Cornerstone’s Series D Preferred Stock into 6,067,306 shares, post-Reverse Stock Split, of Cornerstone Common Stock at the reported value of the Series D Preferred Stock, or $0. Upon the consummation of the Acquisition, the investment will be eliminated as Cornerstone will become a majority owned subsidiary of Rafael (see entry H).

RFL Line of Credit Conversion to Cornerstone Common Stock

B.	Reflects the conversion of the $29.8 million, inclusive of $25.0 million of principal and $4.8 million of accrued interest, pursuant to the RFL Line of Credit into 30,080,747 shares, post-Reverse Stock Split, of Cornerstone’s Common Stock.

B1.	Reflects a $29.8 million gain recognized by Rafael, in conjunction with and immediately prior to the Restructuring, reflected as an adjustment to accumulated deficit, for the recovery of the principal and accrued interest on the RFL Line of Credit previously written off as part of the Data Events. The gain is based on the value of Cornerstone Common Stock received in settlement of the RFL Line of Credit in the Restructuring to the extent of principal and interest due through October 31, 2023. Upon consummation of the Restructuring, reflects the conversion of the $29.8 million value of the RFL Line of Credit into 30,080,747 shares, post-Reverse Stock Split, of Cornerstone’s Common Stock. Upon the consummation of the Acquisition, the investment will be eliminated as Cornerstone will become a majority owned subsidiary of Rafael and the difference between the investment’s carrying value and its fair value included in purchase consideration, which is based on the value of Cornerstone’s Common Stock, results in a gain that is recorded to the Company’s additional paid-in capital given the related party nature of the transaction (see entry H).

2023 Promissory Note Conversion to Cornerstone Common Stock

C.	Reflects the conversion of the $2.1 million due Rafael in principal plus accrued interest pursuant to the 2023 Promissory Note into 2,116,932 shares, post-Reverse Stock Split, of Cornerstone’s Common Stock.

C1.	Reflects the conversion of the 2023 Promissory Note receivable, carried at its fair value of $1.9 million, by Rafael into 2,116,932 shares, post-Reverse Stock Split, of Cornerstone’s Common Stock. In addition, reflects the recognition of the $142 thousand of unrealized losses on the fair value of the 2023 Promissory Note in other comprehensive income. Upon the consummation of the Acquisition, the investment will be eliminated as Cornerstone will become a majority owned subsidiary of Rafael (see entry H).

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Series C Convertible Notes Conversion to Cornerstone Common Stock

D.	Reflects the conversion of $11.5 million of principal, and $3.9 million of accrued interest thereon, of Series C Convertible Notes issued by Cornerstone into 15,739,661 shares, post-Reverse Stock Split, of Cornerstone’s Common Stock. As the Series C Convertible Notes converted into Cornerstone’s Common Stock pursuant to an inducement offer in the Restructuring, reflects the effect of Cornerstone recording a loss of $18.3 million on inducement to convert Series C Notes assumed to have been incurred on August 1, 2022. Cornerstone’s loss on inducement is reflected in accumulated deficit and additional paid in capital. Upon the consummation of the Acquisition, Cornerstone’s equity will be eliminated as Cornerstone will become a majority owned subsidiary of Rafael (see entry H).

D1.	Reflects the reclassification of $70 thousand of principal, and $23 thousand of accrued interest thereon, of Series C Convertible Notes issued by Cornerstone where the maturity date was extended in the Restructuring from short-term to long-term liabilities. Upon the consummation of the Acquisition, the principal and accrued interest on the Series C Convertible Notes issued by Cornerstone where the maturity date was extended in the Restructuring will be remeasured to their fair values as Cornerstone will become a majority owned subsidiary of Rafael (see entry H).

Cash Investment for Cornerstone Common Stock

E.	Reflects the issuance of 1,546,391 shares, post-Reverse Stock Split, of Cornerstone’s Common Stock in exchange for cash of $1.5 million.

E1.	Reflects Rafael’s cash consideration paid of $1.5 million for 1,546,391 shares, post-Reverse Stock Split, of Cornerstone’s Common Stock. Upon the consummation of the Acquisition, the investment will be eliminated as Cornerstone will become a majority owned subsidiary of Rafael (see entry H).

Amended RPF Line of Credit and RPF 6% Top Up Shares

F.	Reflects the recording of $4.6 million of deferred debt issuance costs related to Cornerstone’s issuance of 3,658,368 shares (the RPF 6% Top Up Shares), post-Reverse Stock Split, of Cornerstone Common Stock to RP Finance in connection with the Amended RPF Line of Credit. In addition, reflects the elimination of $9.8 million of historical deferred debt issuance costs related to the RPF Line of Credit and the elimination of the $5.2 million derivative liability related to anti-dilution protection under the RPF Line of Credit, with the net loss of $4.6 million recorded to additional paid in capital.

Transaction Costs

G.	Represents Cornerstone’s preliminary estimated transaction costs, of $651 thousand for consulting, legal, accounting, and other professional fees that are expensed as part of the Restructuring, which amount includes $223 thousand recognized in Cornerstone’s historical financial statements through October 31, 2023. The unaudited pro forma condensed combined balance sheet reflects these costs as an increase to “Accrued expenses.” These costs are expensed through “Accumulated deficit” and are included in the unaudited pro forma condensed combined statement of operations for the year ended July 31, 2023 (see entry GG).

G1.	Represents Rafael’s preliminary estimated transaction costs of $645 thousand for consulting, legal, accounting, and other professional fees that are expensed as part of the Restructuring, which amount includes $223 thousand recognized in the Company’s historical financial statements through October 31, 2023. The unaudited pro forma condensed combined balance sheet reflects these costs as an increase to “Accrued expenses.” These costs are expensed through “Accumulated deficit” and are included in the unaudited pro forma condensed combined statement of operations for the year ended July 31, 2023 (see entry GG).

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Adjustments related to the Acquisition of Cornerstone

H.

Reflects the elimination of $33.1 million of Rafael’s investment in Cornerstone, the recognition of $27.5 million in value of noncontrolling interest in Cornerstone, adjustments to the fair values of the assets acquired and liabilities assumed of Cornerstone as of the date of the Acquisition, including an adjustment of $23 thousand to reflect the fair value of the principal and accrued interest on the Series C Convertible notes payable whose terms were amended in the Restructuring, an adjustment of $6.5 million to reflect the fair value of the RPF Line of Credit payable, an adjustment of $4.6 million to reflect the write off of deferred debt issuance costs related to the Amended RPF Line of Credit, an adjustment of $5.8 million to reflect the fair value of the Fortrea payable, recognition of the fair value of the IPR&D of $88.1 million (which has no alternative future use and will be expensed upon consummation of the Acquisition, see entry I), and the elimination of Cornerstone’s equity prior to the Acquisition including $0.7 million of Cornerstone’s Common Stock at par, $256.7 million of Cornerstone’s additional paid in capital, and $283.6 million of Cornerstone’s accumulated deficit. The fair value of the purchase consideration paid by the Company in the Acquisition was $42.0 million, and the Company’s carrying value of the purchase consideration was $33.1 million immediately prior to the Acquisition, resulting in a gain of $8.9 million that was recorded to the Company’s additional paid in capital given the related party nature of the transaction.

The following table reconciles the adjustments made to Cornerstone’s additional paid in capital (in $000s):

		October 31, 2023
Cornerstone historical additional paid-in capital at October 31, 2023		190,212

Transaction accounting adjustments:
RFL Line of Credit conversion to Cornerstone Common Stock, less amount to Cornerstone Common Stock par value	B	29,452
2023 Promissory Note conversion to Cornerstone Common Stock, less amount to Cornerstone Common Stock par value	C	2,070
Series C Convertible Notes conversion to Cornerstone Common Stock, less amount to Cornerstone Common Stock par value	D	33,466
Cash investment for Cornerstone Common Stock, less amount to Cornerstone Common Stock par value	E	1,485
Issuance of RPF 6% Top Up Shares, less amount to Cornerstone Common Stock par value	F	4,566
Elimination of deferred debt issuance costs related to the RPF Line of Credit and the elimination of the derivative liability related to anti-dilution protection under the RPF Line of Credit	F	(4,573)
Adjusted Cornerstone historical additional paid-in capital at October 31, 2023		256,678

Elimination of adjusted Cornerstone historical additional paid-in capital	H	(256,678)
Cornerstone pro forma additional paid-in capital at October 31, 2023		—

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following table reconciles the adjustments made to Cornerstone’s accumulated deficit (in $000s):

		October 31, 2023
Cornerstone historical accumulated deficit at October 31, 2023		(264,950)

Transaction accounting adjustments:
Loss on inducement to convert Series C Notes to Cornerstone Common Stock	D	(18,254)
Cornerstone’s preliminary estimated transaction costs not reflected in historical financials through October 31, 2023	G	(428)
Adjusted Cornerstone historical accumulated deficit at October 31, 2023		(283,632)

Elimination of adjusted Cornerstone historical accumulated deficit	H	283,632
Cornerstone pro forma accumulated deficit at October 31, 2023		—

I.	Reflects the impact of expensing the acquired IPR&D of $88.1 million, of which $59.0 million is attributable to the Company and $29.1 million is attributable to non-controlling interests, which has no alternative future use upon consummation of the Acquisition, as if the Acquisition had been completed on October 31, 2023. (See related adjustment HH)

J.	Reflects the intercompany elimination of $0.7 million of a Cornerstone payable due Rafael. As the respective receivable amount had previously been written off by Rafael due to the Data Events, the offsetting entry is recorded to Rafael’s accumulated deficit.

Adjustments related to the Consolidation of RP Finance

K1.	Reflects the recognition of RP Finance’s assets and liabilities at their fair values including the fair value of RP Finance’s investment in Cornerstone of $4.9 million, including the RPF Historical Cornerstone Shares and the RPF 6% Top Up Shares, and the fair value of amounts receivable from Cornerstone of $15.3 million under the Amended RPF Line of Credit, the recognition of $12.7 million of noncontrolling interest in RP Finance, and a gain on the RP Finance Consolidation of $7.6 million recorded to Rafael’s additional paid in capital due to the related parties involved (refer to Note 5). Refer to adjustment L for elimination of intercompany amounts recognized as a result of the RP Finance Consolidation.

L.	Represents the elimination of $4.9 million of RP Finance’s investment in Cornerstone representing the fair value of the RPF Historical Cornerstone Shares and the RPF 6% Top Up Shares assumed by Rafael in the RP Finance Consolidation, the elimination of $3.1 million of noncontrolling interest and $1.8 million of additional paid in capital related to the investment in Cornerstone, a consolidated subsidiary of Rafael as a result of the Acquisition. Further, reflects the elimination of the $15.3 million fair value of the receivable due to RP Finance under the Amended RPF Line of Credit and the elimination of the $15.3 million fair value of Cornerstone’s payable with respect to the Amended RPF Line of Credit.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended October 31, 2023 and for the year ended July 31, 2023 are as follows:

BB.	Represents the elimination of interest expense related to Cornerstone’s RFL Line of Credit that has been converted into Cornerstone Common Stock in the Restructuring of $0.6 million and $4.2 million for the three months ended October 31, 2023 and the year ended July 31, 2023, respectively.

BB1.	Represents the recognition of a gain of $29.8 million on the recovery of the receivable balance of principal and accrued interest outstanding under the RFL Line of Credit immediately prior to the consummation of the Restructuring. (See related adjustment B1)

CC.	Represents the elimination of interest expense related to Cornerstone’s 2023 Promissory Note that has been converted into Cornerstone Common Stock in the Restructuring of $38 thousand and $53 thousand for the three months ended October 31, 2023 and the year ended July 31, 2023, respectively.

CC1.	Represents the elimination of Rafael’s interest income related to the 2023 Promissory Note that has been converted into Cornerstone Common Stock in the Restructuring of $38 thousand and $53 thousand for the three months ended October 31, 2023 and the year ended July 31, 2023, respectively.

DD.	Represents the elimination of interest expense related to Cornerstone’s Series C Convertible Notes that have been converted into Cornerstone Common Stock in the Restructuring of $0.1 million and $0.4 million for the three months ended October 31, 2023 and the year ended July 31, 2023, respectively.

DD1.	Represents the recognition of implied interest on Cornerstone’s Series C Convertible Notes that have been modified in the Restructuring of $1 thousand and $3 thousand for the three months ended October 31, 2023 and the year ended July 31, 2023, respectively, as these notes are recorded at their fair values as of the date of the Acquisition.

FF.	Represents the elimination of Cornerstone’s amortization of deferred debt issuance costs related to the RPF Line of Credit that has been modified in the Restructuring of $1.9 million and $7.7 million and the elimination of the change in fair value of derivative liabilities related to the anti-dilution provision of the RPF Line of Credit that was terminated in the Restructuring of $1.4 million and $21.7 million for the three months ended October 31, 2023 and the year ended July 31, 2023, respectively.

GG.	Reflects estimated transactions costs of $1.2 million, not already incurred through July 31, 2023, (including $626 thousand of estimated transaction costs incurred by Cornerstone and $621 thousand of estimated transaction costs incurred by Rafael, of which $198 thousand had been included in Cornerstone’s historical income statement for the three months ended October 31, 2023 and $199 thousand had been included in the Company’s historical income statement for the three months ended October 31, 2023) as if incurred on August 1, 2022, the date the Restructuring occurred for the purposes of the unaudited pro forma condensed combined statement of operations. These costs are non-recurring.

HH.	Represents the recognition of the implied interest on the Fortrea Payable of $0.15 million and $0.6 million for the three months ended October 31, 2023 and the year ended July 31, 2023, respectively.

II.	Reflects the impact of expensing the acquired IPR&D of $88.1 million which has no alternative future use upon consummation of the Acquisition for the year ended July 31, 2023 (See Note 4). These costs are non-recurring.

JJ.	Represents the recognition of the net loss attributable to noncontrolling interests of Cornerstone of less than $0.1 million and $30.9 million for the three months ended October 31, 2023 and the year ended July 31, 2023, respectively.